Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$9,093,590
Unrealized Gain (Loss) on Market Value of Commodity Futures	19,294,460
Dividend Income	92,028
Interest Income	13,397
ETF Transaction Fees	2,800
Total Income (Loss)	$28,496,275

Expenses
General Partner Management Fees	$206,105
Professional Fees	34,011
Brokerage Commissions	16,032
Directors' Fees and insurance	7,076
SEC & FINRA Registration Expense	22,010
Total Expenses	$285,234
Net Income (Loss)	$28,211,041

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/22	$343,773,336
Additions (400,000 Shares)	12,327,508
Withdrawals (2,500,000 Shares)	(76,873,176)
Net Income (Loss)	28,211,041

Net Asset Value End of Month	$307,438,709
Net Asset Value Per Share (9,100,000 Shares)	$33.78

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596